UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2007

Date of Report (Date of earliest event reported)

SIPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33403	04-6135748
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 South Hillview Drive

Milpitas, California 95035

(Address of principal executive offices) (Zip Code)

(408) 934-7500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item. 8.01 Other Events

On May 7, 2007, Sipex Corporation, a Delaware corporation (“Sipex”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Exar Corporation, a Delaware corporation (“Exar”), Side Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Exar (“Merger Sub”), and Sipex. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Sipex (the “Merger”), with Sipex becoming the surviving corporation and a wholly owned subsidiary of Exar. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of Sipex (“Sipex Common Stock”) will be converted into the right to receive 0.6679 (the “Exchange Ratio”) of a share of common stock, par value $0.0001 per share, of Exar (“Exar Common Stock”). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and the foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement.

Certain affiliates of Sipex have entered into a voting agreement (the “Sipex Voting Agreement”) with Exar pursuant to which, among other things, they have agreed to vote in favor of the Merger all shares of Sipex Common Stock which they are entitled to vote, unless the Merger Agreement is terminated. A copy of the form of Sipex Voting Agreement is attached hereto as Exhibit 10.1 and the foregoing description is qualified in its entirety by reference to the full text of the Sipex Voting Agreement.

Certain affiliates of Exar have entered into a voting agreement (the “Exar Voting Agreement”) with Sipex pursuant to which, among other things, they have agreed to vote in favor of the issuance of Exar Common Stock as merger consideration for the Merger all shares of Exar Common Stock to which they are entitled to vote, unless the Merger Agreement is terminated. A copy of the form of Exar Voting Agreement is attached hereto as Exhibit 10.2 and the foregoing description is qualified in its entirety by reference to the full text of the Exar Voting Agreement.

A copy of the joint press release announcing the execution of the Merger Agreement and related agreements was issued on May 8, 2007 and is attached hereto as Exhibit 99.1.

Exar and Sipex will file a proxy statement/prospectus and other documents concerning the proposed merger transaction with the Securities and Exchange Commission (the “SEC”). Security holders are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Exar and Sipex with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents may also be obtained for free by contacting Exar Investor Relations by e-mail at investorrelations@exar.com or by telephone at 1-510-668-7201 or by contacting Sipex Investor Relations by e-mail at investorrelations@sipex.com or by telephone at 1-408-934-7586.

Exar and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Exar’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such executive officers and directors is included in Exar’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on August 9, 2006, which is available free of charge at the SEC’s web site at http://www.sec.gov and from Exar Investor Relations which can be contacted by e-mail at investorrelations@exar.com or by telephone at 1-510-668-7201. Certain executive officers and directors of Exar have interests in the transaction that may differ from the interests of Exar stockholders generally. These interests will be described in the proxy statement/prospectus when it becomes available.

Sipex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Sipex’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such executive officers and directors is included in Sipex’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on October 24, 2006, which is available free of charge at the SEC’s web site at http://www.sec.gov and from Sipex Investor Relations which can be contacted by e-mail at investorrelations@sipex.com or by telephone at 1-408-934-7586. Certain executive officers and directors of Sipex have interests in the transaction that may differ from the interests of Sipex stockholders generally. These interests will be described in the proxy statement/prospectus when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 7, 2007, by and among Exar Corporation, Side Acquisition Corp and Sipex Corporation.

10.1	Form of Sipex Voting Agreement.

10.2	Form of Exar Voting Agreement.

99.1	Press release dated May 8, 2007 announcing the execution of the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2007	SIPEX CORPORATION

	By:	/s/ Clyde R. Wallin
	Name:	Clyde R. Wallin
	Title:	Chief Financial Officer and Senior Vice President of Finance

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 7, 2007, by and among Exar Corporation, Side Acquisition Corp and Sipex Corporation.

10.1	Form of Sipex Voting Agreement.

10.2	Form of Exar Voting Agreement.

99.1	Press release dated May 8, 2007 announcing the execution of the Agreement and Plan of Merger.